Exhibit 99.1

FOCUS LOGO


         FOCUS ENHANCEMENTS ANNOUNCES ACQUISITION AND LETTER OF INTENT


   -Transactions Add to Systems Business Technology Portfolio with Web-based
        Digital Asset Management and Networked HDTV & MPEG Media Servers-

                   - International Customer Support Expanded -

           - 2004 Revenue Expected to Range from $23 to $26 Million -

CAMPBELL, CA.-- Jan. 28, 2004 -- FOCUS Enhancements, Inc. (NASDAQ SC: FCSE), has entered into a definitive agreement to acquire substantially all the assets and assume certain liabilities of Visual Circuits Corporation (VCC) for common stock worth approximately $8.9 million based upon yesterday's closing price of $2.67. FOCUS Enhancements also signed a letter of intent to acquire COMO Computer & Motion GmbH for common stock worth approximately $1.8 million. Further details regarding these transactions are included later in this release. VCC, a leading manufacturer of networked digital video systems, is located in Minneapolis, MN. COMO, a developer of video content management and processing solutions, is based in Kiel, Germany.

Brett Moyer, president and chief executive officer of FOCUS Enhancements, stated, "These complementary acquisitions expand our ability to provide a much wider range of the digital media workflow - from capture, conversion and creation to content management, storage and presentation. Our expanded product suite, including our Ultra Wideband (UWB) wireless initiative, is addressing market trends that demand tighter product integration, greater ease of use and higher value. The acquisitions also improve our ability to support and broaden the European market, as well as extend our customer base to include large private video network deployments in retail, healthcare and entertainment markets including leading Fortune 500 retailers such as Wal-Mart and Best Buy."

"Including these acquisitions, we believe FOCUS Enhancements' 2004 revenue will range between $23 and $26 million," Moyer added. "As of this date, FOCUS Enhancements does not anticipate it will receive additional FS454 chip purchase orders from Microsoft, nor do we expect to ship to Microsoft after the first quarter of 2004. However, we will continue to market the FS454 to manufacturers seeking a high-quality, low-cost TV-out chip set solutions."

Visual Circuits

     o VCC's networked media servers and devices enable users to manage, distribute and present standard and high-definition (HD) video and high-resolution graphics over terrestrial and satellite networks.

     o National retailers Wal-Mart and Best Buy use VCC solutions in thousands of locations to drive in-store video networks, delivering, storing and presenting content for programmed, live and interactive promotions, advertising and training.

     o VCC's customers also include Exam Room Network, Telehealth, The American Museum of Natural History, Epcot Center and The Rock and Roll Hall of Fame.

COMO

     o COMO's content storage and management products enable users to easily store and categorize video using metadata and to retrieve media from multiple sites over the Internet or a local network. The associated content management software completes a turnkey solution and provides unique features such as video thumbnails in MPEG4, editing within the system and extraction of single frames and segments.

     o The presence of an office in Germany will allow FOCUS Enhancements' to better support its European distributors and customers.

     o COMO offers affordable media management products for sports, medical, education and other professional video applications that require interactive presentations, scheduled broadcasting, and most importantly, the storage and organization of large amounts of media content.

Moyer continued, "These acquisitions will also bring experienced personnel to FOCUS Enhancements. I am pleased to announce David Parish, Visual Circuits' chief executive officer, and Norman Schlomka, COMO's managing director, will be joining FOCUS as EVP Business Development and VP European Operations, respectively. We are working closely with the teams to affect a smooth and seamless integration." Both VCC and COMO are anticipated to remain in their current locations.

Parish stated, "We are very excited about joining FOCUS Enhancements. Gaining access to its broad sales channels will quickly bring our products to a much larger audience. Furthermore, applying FOCUS Enhancements' UWB technology to the VCC product line will build upon our technical leadership and bring tremendous innovation to our customers."

Schlomka stated, "We are very pleased COMO will soon be joining FOCUS Enhancements, as the combination creates a complete product suite from the FireStore Digital Hard Disk Recorder to our Media Management Server System to the Visual Circuits' Playout Solutions. With our presence in Europe and FOCUS Enhancements' extensive distribution in the United States and Asia, we anticipate that the combined company will become a significant supplier to the professional video market."

Both acquisitions are subject to the approval of the respective shareholders of VCC and COMO. The VCC acquisition is expected to close by April 30, 2004 and will require the SEC's approval of an S-4 registration statement for the FOCUS Enhancements shares being issued to VCC. FOCUS Enhancements anticipates VCC will subsequently issue the newly registered shares to its shareholders as it dissolves through a liquidating trust. The COMO acquisition is expected to close by March 31, 2004. Both acquisitions can be terminated under certain conditions and both allow for hold backs of certain amounts of the share consideration.

Management will discuss the acquisitions on its Fourth Quarter and Year-end Results Conference Call in early March. More information can be found on the FOCUS Enhancements web site at www.focusinfo.com.

About Visual Circuits

Founded in 1991, Visual Circuits has a reputation for its digital video expertise and is known for developing integrated hardware, software and network products that manage, schedule, distribute, store and present digital video in commercial-market media applications. Visual Circuits' products are found worldwide in retail, entertainment, education and healthcare facilities and range from circuit boards to standard and high-definition network-storage media appliances, all delivering industrial strength reliability with unique features and compelling value. Sold primarily through system integrators and commercial AV dealers, Visual Circuits' products are designed to serve both Pro AV and IT requirements. For more information on Visual Circuits, visit www.visualcircuits.com or call 800-250-5533.

About COMO Computer & Motion GmbH

Founded in 1990, COMO Computer & Motion GmbH develops, manufactures and distributes digital video solutions. COMO's key products are Digital Media Management Server Systems, Hard Disk Video Recorder, Videomixer PCI Boards, and Videosignal Transcoder. COMO products are sold worldwide and can be found in Broadcast and Industrial Applications. Please visit the COMO webpages at www.como.com, www.mpeg2disk.de or www.contentdisk.de for further information.

About FOCUS Enhancements, Inc.

FOCUS Enhancements, Inc. (NASDAQ SC: FCSE) is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, FOCUS Enhancements designs, develops, and markets video solutions in two distinct markets: advanced proprietary video conversion integrated circuits
(ICs) and affordable, high quality, digital-video conversion and video production equipment. Semiconductor IC products include designs for PCs, game cards, internet, set-top boxes, Internet appliances, and interactive TV applications, and they are sold directly to original equipment manufacturers
(OEMs). FOCUS Enhancements' complete line of video presentation and video production devices are sold globally through resellers and distributors to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and home theater markets. More information on FOCUS Enhancements may be obtained from the company's SEC filings, or by visiting the FOCUS Enhancements home page at http://www.FOCUSinfo.com.

Statements   about   future   results   and   other   expectations    constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. A number of factors in addition to those discussed above could cause actual results to differ materially from expectations. Demand for FOCUS Enhancements' products, which impacts revenue and the gross margin percentage, is affected by business and economic conditions and changes in customer order patterns. Any projections are based upon many factors and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of FOCUS Enhancements. Important assumptions and other important factors, including risk factors, that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-KSB for the year ended December 31, 2002 and other filings with the SEC. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.


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